UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 9, 2013

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 9, 2013, American Superconductor Corporation (the “Company”) entered into a Second Amendment and Warrant Exchange Agreement (the “Second Amendment”) with an institutional investor (the “Purchaser”). The Second Amendment amended the Securities Purchase Agreement dated April 4, 2012 (the “Purchase Agreement”), as amended by the Amendment and Exchange Agreement dated December 20, 2012 (the “First Amendment,” and together with the Purchase Agreement, the “Amended Purchase Agreement”), that the Company previously entered into with the Purchaser.

Pursuant to the terms of the Purchase Agreement, the Company issued to the Purchaser a $25.0 million aggregate principal amount unsecured, senior convertible note (the “Original Note”) and a warrant to purchase 3,094,060 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (the “Original Warrant”). Pursuant to the terms of the First Amendment, the Company and the Holder exchanged the Original Note for an unsecured, senior convertible note in the form attached as Exhibit A to the First Amendment (the “Exchanged Note”), and which was described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012.

Pursuant to the Second Amendment, the Company and/or the Purchaser (i) waived certain provisions of the Amended Purchase Agreement, (ii) amended certain provisions of the Exchanged Note, and (iii) exchanged the Original Warrant for a new Warrant (the “Exchanged Warrant”), with a reduced exercise price of $2.61 per share of Common Stock. Other than the reduced exercise price, the Exchanged Warrant has the same terms and conditions as the Original Warrant.

Specifically,

•	the Purchaser waived its rights under the Amended Purchase Agreement to participate in (i) specific types of offerings that may be conducted by the Company with respect to the Company’s currently effective Registration Statement on Form S-3 (Registration No. 333-191153), and (ii) the issuance of shares of Common Stock in connection with any settlement of currently outstanding litigation involving the Company; and

•	the Company and the Purchaser amended the Exchanged Note:

•	to increase the period during which the Purchaser is allowed to accelerate payment in shares of Common Stock at the then current installment date conversion price from such installment date until the trading day before the next installment notice due date to the entire period from such installment date until the trading day before the next installment date; and

•	to increase the aggregate outstanding principal amount under the definition of “permitted senior indebtedness” from $10,000,000 to $15,000,000.

The foregoing descriptions of the Exchanged Warrant and the Second Amendment are summaries, and are qualified in their entirety by reference to such documents, which are filed herewith as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The Exchanged Warrant was issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

A list of exhibits is set forth in the Exhibit Index which immediately precedes such Exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: October 9, 2013	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Exchanged Warrant.

10.1	Second Amendment and Warrant Exchange Agreement, dated as of October 9, 2013, by and between American Superconductor Corporation and Capital Ventures International.

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